                            SECURITIES AND EXCHANGE COMMISSION

                                  Washington, D.C.  20549


                                         FORM 8-K

                                      CURRENT REPORT



          Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

            Date of Report (Date of earliest event reported) September 30, 1994
                                   (September 29, 1994)


                                  HONDO OIL & GAS COMPANY
                  (Exact name of registrant as specified in its charter)



                    Delaware                  0-52             95-1998768
           (State or other jurisdiction   (Commission)      (I.R.S. Employer
               of incorporation)           File Number     Identification No.)


                 410 East College Boulevard, Roswell, New Mexico     88201
                   (Address of principal executive offices)       (Zip Code)


            Registrant's telephone number, including area code: (505) 625-8700




           _____________________________________________________________________

               (Former name or former address, if changed since last report)

















                                             1







          Item 5.  Other Events

          Amoco Colombia Petroleum Company ("Amoco Colombia") has advised registrant's wholly-owned subsidiary, Hondo Magdalena Oil & Gas Limited ("Hondo Magdalena"), that Amoco Colombia will proceed with the sixth-year obligation well under the Opon Association Contract (the "Opon Contract"). Preparation of the location for the well, Opon No. 4, is expected to commence as soon as permits are received. Drilling of the well is a part of Amoco Colombia's obligations under the Farmout Agreement dated August 9, 1993 between Amoco Colombia and Hondo Magdalena. Amoco Colombia will pay Hondo Magdalena $5,000,000 on or before October 15, 1994 in lieu of returning to Hondo Magdalena a 5% interest in the Opon Association Contract. Amoco Colombia's interest in the Opon Contract will remain 60%, and Hondo Magdalena's interest, 30%. Opon Development Company holds a 10% interest in the Opon Contract. The costs of the sixth-year obligation well will be borne by Amoco Colombia, except that Hondo Magdalena will contribute $2,000,000 to the costs of the well.


                                        SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             HONDO OIL & GAS COMPANY


          Date: September 30, 1994           By:  /s/ C.B. McDaniel
                                                  ______________________________
                                                  C.B. McDaniel
                                                  Secretary & Counsel
























                                             2